Exhibit 99.1

EVERTEC REPORTS FIRST QUARTER 2013 RESULTS

Adjusted Net Income Increased 37% to $27.5 Million

Successfully Completed Initial Public Offering and Debt Refinancing in April

SAN JUAN, PUERTO RICO – May 6, 2013 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the first quarter ended March 31, 2013.

“We are pleased to report another quarter of strong financial results and to begin a new chapter as a publicly traded company. Our successful initial public offering and our continued strong financial results are a testament to the value of our best-in-class technology platform, diversified business model and leading franchise. These qualities have allowed us to provide our customers with differentiated, value-add services, become the leading payments processor and related technology provider in the Latin American region and to continue to penetrate new markets and geographies,” said Peter Harrington, EVERTEC’s President and Chief Executive Officer. “We remain excited by the breadth of opportunities available to us to continue to build long-term shareholder value including our continuing ability to capitalize on the powerful secular trends in the high-growth Latin American payments market.”

First Quarter 2013 Results

Revenues. Total revenues for the quarter ended March 31, 2013 were $87.3 million, representing an increase of 6% as compared to $82.5 million in the prior year.

Merchant Acquiring revenues for the quarter ended March 31, 2013 were $17.5 million, representing a decrease of 1% as compared to $17.7 million in the prior year. The revenue growth comparison in this quarter is impacted by certain effects related to the Durbin Amendment which went into effect in the fourth quarter of 2011. Normalizing for the effects related to the Durbin Amendment, revenues in this segment grew at 8% vs. the prior year.

Payment Processing revenues for the quarter ended March 31, 2013 were $24.1 million, representing an increase of 5% as compared to $22.9 million in the prior year. Revenue growth was primarily driven by an increase in transactions processed and accounts on file.

Business Solutions revenues for the quarter ended March 31, 2013 were $45.8 million, representing an increase of 9% as compared to $41.9 million in the prior year. Revenue growth was primarily driven by an increase in demand for our network and core banking products and services.

Adjusted EBITDA. For the quarter ended March 31, 2013 Adjusted EBITDA was $41.8 million, representing an increase of 8% as compared to $38.5 million in the prior year. The increase in Adjusted EBITDA was primarily driven by the aforementioned growth in revenues and significant operating leverage in our business. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) improved by approximately 110 basis points to 47.8% from 46.7% in the prior year.

Adjusted Net Income. For the quarter ended March 31, 2013 Adjusted Net Income was $27.5 million ($0.36 per diluted share), representing an increase of 37% as compared to $20.1 million ($0.26 per diluted share) in the prior year. The increase in Adjusted Net Income was primarily driven by the same factors impacting Adjusted EBITDA and lower pro forma cash interest expense as a result of the refinancing described in greater detail below.

Recent Developments

Initial Public Offering. On April 17, 2013, EVERTEC successfully completed its initial public offering (“IPO”) of 28.8 million shares of common stock at $20.00 per share. The offering included 6.3 million primary shares sold by EVERTEC and 22.5 million secondary shares sold by certain stockholders of the Company. Net proceeds to the Company of approximately $117.4 million from the offering were used to redeem $91.0 million aggregate principal amount of the 11% senior notes due 2018 issued by two of EVERTEC’s subsidiaries and pay transaction related fees and expenses.

Debt Refinancing. Concurrent with its IPO, EVERTEC’s subsidiary entered into $800.0 million of new senior secured credit facilities comprised of a $100 million revolving credit facility (undrawn at close), $300 million term loan A, and $400 million term loan B. Net proceeds from the loans were used to refinance all of the Company’s outstanding indebtedness under its existing senior secured credit facilities and to redeem the portion of the 11% senior notes due 2018 that remained outstanding after the application of net primary IPO proceeds, as described above. Pro forma for the refinancing, EVERTEC will reduce its annual interest expense by approximately 55% or $29.6 million per annum.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss first quarter 2013 financial results today at 5:00 PM EDT. Hosting the call will be Peter Harrington, President and Chief Executive Officer and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 503-8169, or for international callers (719) 325-2393. A replay will be available at 8:00 PM EDT and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 1905328. The replay will be available until Monday, May 13, 2013. The call will be webcast live from the Company’s website at www.evertecinc.com under the Corporate Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC, Inc.

EVERTEC is the leading full-service transaction processing business in Latin America and the Caribbean. Based in Puerto Rico, EVERTEC provides a broad range of merchant acquiring, payment processing and business process management services across 19 countries in the region. EVERTEC processes over 1.8 billion transactions annually, and manages the electronic payment network for over 4,100 automated teller machines (“ATM”) and over 104,000 point-of-sale payment terminals. EVERTEC is the largest merchant acquirer in the Caribbean and Central America and the sixth largest in Latin America. EVERTEC owns and operates the ATH network, one of the leading ATM and personal identification number debit networks in Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations and government agencies with ‘mission critical’ technology solutions and believes its business is well positioned to continue to expand across the fast growing Latin American region. For more information, visit http://www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as alternatives to total revenues, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of our liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure our overall profitability because it better reflects our cash flow generation by capturing the actual cash taxes paid rather than our tax expense as calculated under GAAP and excludes the impact of the non-cash amortization and depreciation that was created as a result of the Merger. For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular for a significant portion of our revenues; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; our dependence on credit card associations; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of our business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; our high level of indebtedness and restrictions contained in our debt agreements; and our ability to generate sufficient cash to service our indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2013	2012
Revenues
Merchant acquiring, net	$17,459	$17,661
Payment processing	24,112	22,899
Business solutions	45,768	41,928

Total revenues	87,339	82,488

Operating costs and expenses

Cost of revenues, exclusive of depreciation and amortization shown below	40,502	37,741
Selling, general and administrative expenses	8,863	8,987
Depreciation and amortization	17,575	17,922

Total operating costs and expenses	66,940	64,650

Income from operations	20,399	17,838

Non-operating (expenses) income
Interest income	44	122
Interest expense	(15,264)	(11,176)
Earnings of equity method investment	277	66
Other income (expenses)	67	(2,260)

Total non-operating expenses	(14,876)	(13,248)

Income before income taxes	5,523	4,590
Income tax expense	51	1,056

Net income	5,472	3,534
Other comprehensive income, net of income tax expense of $0 and $6
Foreign currency translation adjustments	2,354	1,106

Total comprehensive income	$7,826	$4,640

Net income per common share: (1)
Basic	$0.08	$0.05
Diluted	$0.07	$0.05

Shares used in computing net income per common share: (1)
Basic	72,736,107	72,646,074
Diluted	76,879,263	76,317,066

(1)

Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013. Share count does not include the 6.3 million primary shares that were issued in connection with our initial public offering.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash	$34,128	$25,634
Restricted cash	4,827	4,939
Accounts receivable, net	74,747	78,621
Deferred tax asset	2,857	1,434
Prepaid expenses and other assets	20,822	19,345

Total current assets	137,381	129,973
Investment in equity investee	11,389	11,080
Property and equipment, net	35,088	36,737
Goodwill	373,718	372,307
Other intangible assets, net	392,269	403,170
Other long-term assets	24,034	24,478

Total assets	$973,879	$977,745

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$43,672	$34,609
Accounts payable	22,817	24,482
Unearned income	1,943	1,166
Income tax payable	1,762	2,959
Current portion of long-term debt	—	6,052
Short-term borrowings	8,663	26,995
Deferred tax liability, net	1,034	632

Total current liabilities	79,891	96,895
Long-term debt	734,718	730,709
Long-term deferred tax liability, net	25,618	24,614
Other long-term liabilities	3,040	3,072

Total liabilities	843,267	855,290

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,846,144 shares issued and outstanding at March 31, 2013 and December 31, 2012	728	728
Additional paid-in capital	52,486	52,155
Accumulated earnings	75,886	70,414
Accumulated other comprehensive income (loss)	1,512	(842)

Total stockholders’ equity	130,612	122,455

Total liabilities and stockholders’ equity	$973,879	$977,745

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Quarters ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$5,472	$3,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,575	17,922
Amortization of debt issue costs and premium and accretion of discount	1,466	1,170
Provision for doubtful accounts and sundry losses	660	397
Deferred tax benefit	(234)	(962)
Share-based compensation	331	260
Unrealized (gain) loss of indemnification assets	(16)	175
Amortization of a contract liability	—	(703)
Loss on disposition of property and equipment	11	20
Earnings of equity method investment	(277)	(66)
(Increase) decrease in assets:
Accounts receivable, net	4,196	3,930
Prepaid expenses and other assets	(1,449)	1,934
Other long-term assets	(838)	—
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	7,354	4,477
Income tax payable	(1,197)	(1,380)
Unearned income	777	15

Total adjustments	28,359	27,189

Net cash provided by operating activities	33,831	30,723

Cash flows from investing activities
Net decrease (increase) in restricted cash	112	(220)
Intangible assets acquired	(2,197)	(1,139)
Property and equipment acquired	(2,257)	(2,532)
Proceeds from sales of property and equipment	8	8

Net cash used in investing activities	(4,334)	(3,883)

Cash flows from financing activities
Short-term borrowings	(18,332)	—
Issuance of common stock	—	250
Repayment of long-term debt	(2,671)	—

Net cash (used in) provided by financing activities	(21,003)	250

Net increase in cash	8,494	27,090
Cash at beginning of the period	25,634	56,200

Cash at end of the period	$34,128	$83,290

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2013	2012
Net income	$5,472	$3,534
Income tax expense	51	1,056
Interest expense, net	15,220	11,054
Depreciation and amortization	17,575	17,922

EBITDA	38,318	33,566

Software maintenance reimbursement and other costs (1)	602	640
Equity income (2)	(277)	(66)
Compensation and benefits (3)	331	2,507
Pro forma cost reduction adjustments (4)	75	—
Transaction and other non-recurring fees (5)	1,870	1,257
Management fees (6)	848	745
Purchase accounting (7)	(16)	(143)

Adjusted EBITDA	41,751	38,506

Proforma EBITDA adjustments (8)	(75)	—
Operating depreciation and amortization (9)	(7,815)	(7,734)
Cash interest expense, net (10)	(5,676)	(9,884)
Cash income taxes (11)	(697)	(805)

Adjusted Net Income	$27,488	$20,083

Adjusted Net Income per common share: (12)
Basic	$0.38	$0.28
Diluted	$0.36	$0.26

Shares used in computing Adjusted Net Income per common share: (12)

Basic	72,736,107	72,646,074
Diluted	76,879,263	76,317,066

1)	Primarily represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Mainly represents adjustments related to non-cash equity based compensation.
4)	Represents the pro forma effect of the expected net compensation and benefits savings from the reduction of certain employees. This pro forma amount was calculated using the net amount of actual expenses for certain employees for the twelve months period prior to their separation.
5)	Represents non-recurring expenses and fees associated with certain one-time corporate transactions.
6)	Represents the management fee payable to the equity sponsors. On April 17, 2013, the management services fee agreements with Apollo and Popular were terminated.
7)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software related arrangements where EVERTEC receives reimbursements from Popular.
8)	Represents the elimination of EBITDA adjustments to reflect the pro forma benefit related to headcount reduction described in note 4 above.
9)	Represents operating depreciation and amortization expense which excludes amounts generated as a result of the Merger.
10)	Represents interest expense, less interest income, as they appear on our consolidated statements of income, adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount. For the quarter ended March 31, 2013 represents pro forma cash interest expense assuming EVERTEC’s April 2013 refinancing occurred on January 1, 2013. Actual cash interest expense for the quarter ended March 31, 2013 was $13.8 million.
11)	Represents cash taxes paid for each period presented.
12)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013. Share count does not include the 6.3 million primary shares that were issued in connection with our initial public offering.